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                                                                     EXHIBIT 5.1


                               November 30, 1994


Board of Directors
Smith International, Inc.
16740 Hardy Street
Houston, Texas   77032

Gentlemen:

              As Vice President - Administration, General Counsel and Secretary of Smith International, Inc., a Delaware corporation (the "Company"), I have acted as counsel in connection with the Company's Registration Statement on Form S- 8, dated the date hereof (the "Registration Statement"), relating to the registration under the Securities Act of 1933, as amended, of the issuance of up to 1,500,000 shares (the "Shares") of Common Stock, par value $1.00 per share ("Common Stock"), of the Company issuable pursuant to the Smith International, Inc. 1989 Long-Term Incentive Compensation Plan (the "Plan").

              As the basis for the opinion hereinafter expressed, I have examined, or caused attorneys under my supervision to examine, such corporate records and documents, certificates of corporate and public officials and such other instruments as I have deemed necessary for the purposes of the opinion contained herein. As to all matters of fact material to such opinion, I have relied upon the representations of officers of the Company. I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, and the conformity with the original documents of all documents submitted to me as copies.

              Based upon the foregoing and having due regard for such legal considerations as I deem relevant, I am of the opinion that the Shares to be offered under the Plan have been duly authorized, and that the Shares, when properly issued under the Plan, will be validly issued, fully paid and nonassessable.

              I hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement.

                                                     Very truly yours,



                                                     Neal S. Sutton